UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

       Date of Report (Date of earliest event reported): June 29, 2004
                           --------------------------



                             MARCONI CORPORATION PLC

             (Exact name of registrant as specified in its charter)

                           --------------------------



      England and Wales                 33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:


               ---------------------------------------------------
          (Former name or former address, if changed since last report)



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Item No. 5     Press release dated 29 June, 2004 - Kingston Deploys SoftSwitch


                                                                 Press enquiries
                David Beck: tel: +44 207 306 1490; email: david.beck@marconi.com Patrick Murphy: tel 44 115 906 4151, email patrick.murphy@marconi.com

                                                             Investor enquiries:
       Matthew Brooks: tel: + 44 24 7656 2249; email: matthew.brooks@marconi.com

                                                     Industry Analyst Enquiries:
        Stephen Hobson: tel: +44 151 254 4561; email: stephen.hobson@marconi.com



   KINGSTON COMMUNICATIONS BECOMES FIRST MAINLAND UK OPERATOR TO ACCEPT FULLY
                   CONFIGURED MARCONI SOFTSWITCH INTO NETWORK

Acceptance of Marconi SoftSwitch into Kingston's network lays the foundation for next-generation services development


London - June 29, 2004 - Kingston Communications (London: KCOM) has today become the first UK mainland operator to deploy Marconi Corporation plc's (London: MONI and NASDAQ: MRCIY) SoftSwitch to support its Public Switched Telephone Network
(PSTN). At a ceremony held today the operator accepted eight Marconi SoftSwitches into its network. The SoftSwitches provide Kingston with the foundation of a next-generation network that will enable the development of new Internet Protocol (IP)-based services while supporting existing voice and Virtual Private Network (VPN) business.

Kingston Communications announced its intention to migrate its voice telephony traffic onto an IP network using Marconi's SoftSwitch in December 2003. Its acceptance of fully configured SoftSwitches into its network is the first milestone in this long-term plan.*

"Today's agreement puts Kingston Communications at the forefront of the UK's migration to next-generation networking," said Neil Gower, managing director, Kingston Communications Customer Service & Operations. "The nationwide rollout of Marconi's SoftSwitch allows us to expand our network capabilities in phases and prepares the way for the new wave of IP-based business services that will be driven by customer demand."

Kingston's SoftSwitch network consists of eight platforms connected in a meshed configuration but located in separate geographical zones to improve security and reliability. Initially, the operator is using its Class 4 SoftSwitch deployment to support its existing Time Division Multiplexing (TDM) network, providing features such as Indirect Access, Number Translation Services and Carrier Pre-Select. During the second phase Kingston will employ SoftSwitch's next-generation features to support new services as they evolve.

"Carrier-class softswitching today becomes a reality in UK mainland public networks," said Rod Smith, Marconi UK managing director. "Today's agreement with Kingston Communications adds further momentum to next-generation network evolution throughout the UK and Europe. It is a credit to our SoftSwitch product and to Marconi's dedicated services team that Kingston Communications has chosen us to take its network forward into the IP world."

                              * See: http://www.kcom.com/news/2003/news250.shtml

ENDS/...

Notes to editors

About Marconi's Softswitch
Marconi's Softswitch offers carrier-class reliability in an open-interfaced IP platform that meets the increasing needs of network operators and large enterprises. Softswitch has a significantly small footprint in the network and the ability to migrate seamlessly to a Class 5 IP-based network. This multi-service, next generation carrier class switching platform is an ideal PSTN replacement in a next generation network architecture. SoftSwitch's open standard operability ensures compliance with a variety of IP phones.

The ability to make real time video calls or interface to web based applications as well as delivering numerous Voice based features makes Marconi's SoftSwitch a cost effective enabler of incremental revenue streams for network operators.

About the Kingston Group
Kingston Communications is a leading provider of communications. Our capabilities are built on the solid experience gained in our heartland in East Yorkshire, where we have been providing leading edge residential and business services for 100 years. Today, we offer a wide range of voice, data and internet services to businesses across the UK as well as satellite and outsourced contact centre services. Using our own network infrastructure, we deliver reliable, cost effective connections for our customers. By listening and working closely with them, we use our experience and expertise to help companies serve their own customers as effectively as possible. Kingston Communications is a member of the TechMark exchange.

For further details on Kingston Communications, please visit our website at www.kcom.com

About Marconi Corporation plc
Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI and on NASDAQ under the ticker MRCIY. Additional information about Marconi Corporation can be found at www.marconi.com.

Copyright (c) 2004 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This press release contains forward-looking statements with respect to products, partners, customers, future growth and other matters. Please refer to the Form 10-K report filed by Marconi Corporation plc with the United States Securities and Exchange Commission for a discussion of risks that could cause actual results to differ materially from such statements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: June 29, 2004